Exhibit 99.2

(MKS LOGO)

For Immediate Release

Contact:
Ronald Weigner
Vice President & Chief Financial Officer
978.284.4446

MKS Instruments to Acquire Ion Systems

Ionization Technology Expands MKS’ Focus on Productivity Improvement

Wilmington, Mass., November 28, 2005 — MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of monitoring and control technologies for improving productivity in semiconductor and other advanced manufacturing processes, announced today that it has entered into a definitive agreement to acquire for approximately $70 million net of cash privately held Ion Systems, Inc. based in Berkeley, California, a leading provider of electrostatic management solutions to semiconductor, flat panel display, data storage and other high technology manufacturers. The transaction, which is subject to customary closing conditions, is expected to close in six to eight weeks and to be accretive in future quarters.

Leo Berlinghieri, MKS’ Chief Executive Officer and President, said, “MKS is focused on improving process performance and productivity in semiconductor and other markets. Contamination, including particle contamination from electrostatic attraction, has emerged as a major barrier for yield improvement in next-generation semiconductor, flat panel display, data storage and other advanced manufacturing processes. Ionization technology is now being offered on semiconductor capital equipment to improve the yield of increasingly complex devices at smaller geometries that are being produced on valuable 300mm wafers. Ion Systems’ market-leading ionization technology complements and expands our leadership in process monitoring and control technologies. This strategic combination of technologies for enabling advanced processes strengthens both companies’ abilities to serve our primary base of semiconductor OEM and device manufacturing customers, and extends our combined market reach to blue-chip end users in other markets. In addition, our operational excellence ensures that as device geometries continue to shrink and as electrostatic management becomes more critical for achieving acceptable product yields, Ion Systems will be in a position to satisfy increased demand for its products.”

Scott Gehlke, Ion Systems’ Chairman and Chief Technology Officer, said, “Sub-micron particle contamination is a growing problem. According to industry estimates, problems relating to particulate and chemical contamination roughly double at every technology node. Ion’s portfolio of 29 patents reflects our core competencies in electrostatic control, plasma physics, particle physics, sensor design, and system integration for product platforms focused on semiconductor, flat panel display, data storage and general industrial applications. Our product platforms provide electrostatic attraction and discharge management to reduce contamination and improve yields, as well as reducing electromagnetic interference to improve software performance and equipment uptime.”

Frank Schneider, Ion Systems’ President and Chief Executive Officer, said, “We are enthusiastic about our new relationship with MKS. By combining our complementary technologies that maximize productivity and by becoming part of MKS’ strong global infrastructure, we believe we can enhance our value to customers as we continue to develop the products that enable their success.”

Ion Systems generated sales of approximately $35 million in its fiscal year ended June 30, 2005. Founded in 1978 in Berkeley, California, today the company is a leader in electrostatic control solutions for high technology manufacturing markets, and the majority of its 400 customers are outside North America.

MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas related semiconductor manufacturing processes, thereby enhancing our customers’ uptime, yield and throughput, and improving their productivity and return on invested capital.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ quarterly filings with the Securities and Exchange Commission including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statement, whether as a result of new information, future events or otherwise.

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